UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

Opendoor Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39253	30-1318214
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 N. Scottsdale Road, Suite 1600
Tempe, AZ	85288
(Address of principal executive offices)	(Zip Code)

(480) 618-6760
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	OPEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 8, 2025, Opendoor Technologies Inc. (the “Company”) entered into privately negotiated exchange and subscription agreements (the “Exchange and Subscription Agreements”) with certain holders of the Company’s 0.25% Convertible Senior Notes due 2026 (the “2026 Notes”) and new investors, pursuant to which the Company will issue $325.0 million aggregate principal amount of its 7.000% Convertible Senior Notes due 2030 (the “2030 Notes”) consisting of (a) approximately $245.8 million principal amount of 2030 Notes issued in exchange for approximately $245.8 million principal amount of 2026 Notes (the “Exchange Transactions”), and (b) approximately $79.2 million principal amount of 2030 Notes for cash (the “Subscription Transactions” and, together with the Exchange Transactions, the “Transactions”), in each case, pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder.

The 2030 Notes will be issued under an indenture (the “New Notes Indenture”), expected to be dated on or around May 16, 2025, between the Company and U.S. Bank Trust Company, National Association.

The 2030 Notes will be senior, unsecured obligations of the Company and will accrue interest at a rate of 7.000% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2025. The 2030 Notes will mature on May 15, 2030, unless earlier repurchased, redeemed or converted. Before November 15, 2029, noteholders will have the right to convert their 2030 Notes only upon the occurrence of certain events. From and including November 15, 2029, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Company will settle conversions by paying cash up to the aggregate principal amount of the 2030 Notes to be converted and paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the 2030 Notes being converted based on the applicable conversion rate(s). The initial conversion rate is 637.1050 shares of common stock per $1,000 principal amount of 2030 Notes, which represents an initial conversion price of approximately $1.57 per share of common stock. Based on the initial conversion rate 207,059,125 shares of common stock would be issued upon conversion of the 2030 Notes. The initial conversion price represents a premium of approximately 80% over the last reported sale price of $0.872 per share of the Company’s common stock on May 8, 2025. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The 2030 Notes will be redeemable, in whole or in part (subject to certain limitations), for cash at the Company’s option at any time, and from time to time, on or after May 22, 2028 and before the 36th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price for a specified period of time and certain liquidity conditions have been satisfied. The redemption price will be equal to the principal amount of the 2030 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the relevant redemption date.

Holders of the 2030 Notes will have the right to require the Company to repurchase all or part of their 2030 Notes for cash on May 15, 2028 or, subject to certain conditions, in the event of certain fundamental changes (as defined in the New Notes Indenture), at a repurchase price equal to 100% of the principal amount of the 2030 Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the relevant repurchase date.

In connection with the Transactions, the Company has been advised that J. Wood Capital Advisors LLC (“JWCA”), the Company’s financial advisor with respect to the Transactions, intends to purchase approximately 16.8 million shares of the Company’s common stock concurrently with the Transactions in privately negotiated transactions from certain exchanging holders and/or purchasers of the 2030 Notes through a financial intermediary at a discount to the last reported sale price of the Company’s common stock on May 8, 2025. JWCA has also agreed not to sell such shares of common stock for 30 days. Such concurrent purchases by JWCA of the Company’s common stock could increase (or reduce the size of any decrease in) the market price of the Company’s common stock, the 2026 Notes or the 2030 Notes. JWCA also intends to purchase $5.0 million principal amount of the 2030 Notes for cash in the Subscription Transactions.

Following the closing of the Exchange Transactions, approximately $135.4 million in aggregate principal amount of 2026 Notes will remain outstanding with terms unchanged. The Company expects that the gross proceeds from the Subscription Transactions will be approximately $75.3 million, excluding offering fees and transaction expenses, and intends to use the net proceeds for general corporate purposes. The Company will not receive any cash proceeds from the Exchange Transactions. The Transactions are expected to close concurrently on or about May 16, 2025, subject to customary closing conditions.

A copy of the Form of Exchange and Subscription Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Form of Exchange and Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

This Current Report on Form 8-K does not constitute an offer to sell, nor is it a solicitation of an offer to buy, the 2030 Notes or the Company’s common stock, nor shall there be any sale of the 2030 Notes or the Company’s common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The offer and sale of the 2030 Notes and the common stock of the Company issuable upon conversion, if any, have not been registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The 2030 Notes were offered in a private placement in reliance on Section 4(a)(2) of the Securities Act. The issuance of common stock upon conversion, if any, is expected to be exempt from registration pursuant to Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders.

Forward Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking, including statements regarding net proceeds from the Subscription Transactions, use of proceeds from the Subscription Transactions, and anticipated closing of the Transactions. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “guidance”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “strategy”, “strive”, “target”, “vision”, “will”, or “would”, any negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. The factors that could cause or contribute to actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K include but are not limited to: the Company’s ability to consummate the Transactions; risks related to the Company’s indebtedness; the current and future health and stability of the economy, financial conditions and residential housing market, including any extended downturns or slowdowns; changes in general economic and financial conditions (including federal monetary policy, the imposition of tariffs and price or exchange controls, interest rates, inflation, actual or anticipated recession, home price fluctuations, and housing inventory), as well as the probability of such changes occurring, that may impact demand for the Company’s products and services, lower the Company’s profitability or reduce its access to future financings; actual or anticipated fluctuations in the Company’s financial condition and results of operations; changes in projected operational and financial results; and the Company’s real estate assets and increased competition in the U.S. residential real estate industry; the Company’s ability to operate and grow its core business products, including the ability to obtain sufficient financing and resell purchased homes. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2025, as updated by its periodic reports and other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Exchange and Subscription Agreement.
104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opendoor Technologies Inc.

Date: May 9, 2025	By:	/s/ Selim Freiha
	Name:	Selim Freiha
	Title:	Chief Financial Officer